Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 15, 2008 with respect to the consolidated financial statements of Standard Car Truck Company and Subsidiaries included in the Form 8-K/A of Westinghouse Air Brake Technology Corporation (the registrant) dated December 5, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Westinghouse Air Brake Technology on Forms S-8 (Nos. 33-80417, 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, and 333-89086).

/s/ GRANT THORNTON LLP

Chicago, IL

February 13, 2009